Exhibit 10.3

THIS JUNIOR NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG BANK OF AMERICA, N.A., AS SENIOR LENDER, BEHRINGER HARVARD PAL I, LLC, AS JUNIOR LENDER, AND LEND LEASE (US) CAPITAL INC., AS SUBORDINATE LENDER, AND NO INTEREST IN THIS JUNIOR LOAN NOTE SHALL BE TRANSFERRED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT

Junior Loan Note

$25,000,000	August 14, 2009

FOR VALUE RECEIVED, Rest Easy LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of Behringer Harvard PAL I, LLC, a Delaware limited liability company, together with any and all of its successors and assigns and/or any other holder of this Junior Loan Note (this “Junior Note”), as lender (the “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of Twenty Five Million and No/100 Dollars ($25,000,000) (or the unpaid balance of all principal advanced against this Junior Note, if that amount is less), together with interest on the unpaid principal balance of this Junior Note from day to day outstanding as hereinafter provided.

Section 1.               Interest Rate. Subject to the provisions of Section 18 below, the principal balance of this Junior Note outstanding from time to time shall bear interest at the rate of eighteen percent (18.00%) per annum (the “Note Rate”). Except to the extent otherwise required by Section 18 below, interest shall be computed based on a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each.

Section 2.               Payment Schedule and Maturity Date. Principal and interest shall be payable in lawful money of the United States to Lender at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or at such other place as the Lender may from time to time designate in writing, such principal sum and interest to be paid in the following manner:

(a)           On the first day of each calendar month during the period (the “Years 1-2 Period”) beginning on October 1, 2009, and ending on (and including) September 1, 2011, Borrower shall make payments on this Junior Note as follows:

(i)            Borrower shall make a monthly payment of interest in arrears calculated at the rate of ten percent (10%) per annum on the outstanding principal balance of this Junior Note (the “Minimum Monthly Payment”). For the avoidance of doubt, the phrase “outstanding principal balance” as used in the immediately preceding sentence does not include accrued and unpaid interest.

(ii)           In addition, if, in accordance with Section 2(g) below, Lender exercises (or is deemed to exercise) the Expedited Payment Option (as defined in

Section 2(g) below) during the Years 1-2 Period, then Expedited Payments (as defined in Section 2(g) below) shall thereafter be made to Lender.

(b)           On the first day of each calendar month during the period (the “Years 3-4 Period”) beginning on October 1, 2011, and ending on (and including) September 1, 2013, payments on this Junior Note shall be made as follows:

(i)            Borrower shall pay (A) the Minimum Monthly Payment, and (B) following the payment of the Senior Loan Indebtedness (as defined in the Lock Box Agreement), accrued and unpaid interest in respect of this Junior Note to the extent of cash flow available at priority Section 4.1(b)(xx) of the Lock Box Agreement (as hereinafter defined).

(ii)           In addition, if as of the beginning of the Years 3-4 Period, Lender has previously exercised the Expedited Payment Option, then Expedited Payments shall continue to be made to Lender. If Lender exercises the Expedited Payment Option in accordance with Section 2(g) below during the Years 3-4 Period, Lender shall thereafter receive Expedited Payments (in addition to the Minimum Monthly Payments).

(c)           On the first day of each calendar month during the period (the “Final Years Period”) beginning on October 1, 2013, and ending on (and including) August 1, 2016, Borrower shall pay: (i) the Minimum Monthly Payment, and (ii) accrued and unpaid interest, the principal amount of this Junior Note, and all other amounts due under the Junior Loan Documents to the extent of cash flow available to satisfy the Junior Loan Indebtedness (as defined in the Lock Box Agreement) pursuant to the applicable provisions of Section 4.1(c) of the Lock Box Agreement.

(d)           The entire remaining principal amount of this Junior Note, all accrued and unpaid interest, and all other amounts due under the Junior Loan Documents shall be due and payable in full on September 1, 2016 (the “Maturity Date”).

(e)           For the avoidance of doubt, it is hereby expressly stipulated that, notwithstanding anything to the contrary contained herein or in the Lock Box Agreement, Borrower shall be required to pay the Minimum Monthly Payment on the first day of each calendar month beginning on October 1, 2009, and ending on (and including) August 1, 2016 (regardless of the amount of cash flow generated from the Property (as hereinafter defined)) in addition to all other amounts due and payable under this Junior Note. Further, it is hereby expressly stipulated that Borrower shall be required to pay all amounts payable under the Junior Loan Documents on the Maturity Date regardless of the amount of cash flow generated from the Property.

(f)            Without in any way limiting the obligation of Borrower to pay at least the Minimum Monthly Payment and other amounts becoming due under this Junior Note as set forth herein, if at any time during the term of this Junior Note, the payment made by Borrower pursuant to this Junior Note is not sufficient to pay all interest accrued under this Junior Note at the Note Rate, then all accrued but unpaid interest (i) shall continue to accrue as interest and shall itself accrue interest at the Note Rate compounded on a monthly basis, and (ii) shall be due and payable as provided in this Junior Note.

(g)           As used herein, the term “Expedited Payment Option” means the option of Lender to require payments to Lender of available cash flow (“Expedited Payments”): (i) pursuant to and at priority Section 4.1(a)(xix) of the Lock Box Agreement during the Years 1-2 Period, and (ii) pursuant to and at priority Section 4.1(b)(xxi) of the Lock Box Agreement during the Years 3-4 Period, to be applied towards payment of the Junior Loan Indebtedness. During the Years 1-2 Period, Lender shall be deemed to have exercised the Expedited Payment Option if (A) the Senior Loan (as defined in the Junior Loan Agreement) is paid in full but all the First Priority Conditions (as hereinafter defined) are not fulfilled, and (B) Lender sends the Waiver of Payoff Notice defined in Section 3 below. However, in the event of such deemed exercise by Lender, it shall be the responsibility of Lender to send written notice to Borrower and the Cash Management Agent (as defined in the Lock Box Agreement) that the Expedited Payment Option has been exercised and that Lender is thereafter to receive Expedited Payments. During the Years 3-4 Period, Lender shall have the right, in its sole discretion, to exercise the Expedited Payment Option by sending written notice to Borrower and the Cash Management Agent at any time after the Senior Loan Indebtedness is paid in full. Upon the exercise (or deemed exercise) by Lender of the Expedited Payment Option and delivery by Lender to Borrower and the Cash Management Agent of the necessary payment information with respect to any Expedited Payment, Expedited Payments shall be paid to Lender as set forth in, as applicable, Section 2(a)(ii) and Section 2(b)(ii) above, unless and until Lender otherwise instructs the Cash Management Agent (with a copy to Borrower) in writing (which Lender reserves the right to do).

(h)           For purposes hereof, the term “First Priority Conditions” means each of the following conditions: (i) the Senior Loan is paid in full and the liens, assignments and security interests securing the Senior Loan are no longer in effect, and (ii) the liens, assignments and security interests securing the Junior Loan become first and prior to any other liens, assignments and security interests affecting the Property (except for any liens, assignments or security interests which Lender, in its sole discretion, has voluntarily made superior to its liens, assignments and security interests by execution of an instrument of subordination). The reasonable judgment of Lender shall be conclusive as to whether the First Priority Conditions have been fulfilled.

Section 3.               Acceleration of Maturity upon Repayment of Senior Loan. If, at any time prior to the Maturity Date, Borrower intends to pay the Senior Loan in full by any means other than payments of cash flow made on the Senior Loan pursuant to the Lock Box Agreement or payment resulting from the application of proceeds from a Casualty or a Condemnation, then Borrower shall give Lender not less than twenty (20) days’ prior written notice (the “Senior Loan Repayment Notice”) before making final payment on the Senior Loan, setting forth the date upon which Borrower will make final payment on the Senior Loan and describing the source of funds for such final payment. Notwithstanding anything contained herein to the contrary, if the Senior Loan is paid in full prior to the Maturity Date but the remaining First Priority Conditions have not been fulfilled, then concurrently with making final payment on the Senior Loan, Borrower must also pay to Lender (a) the remaining principal amount of this Junior Note, all accrued and unpaid interest in respect of this Junior Note, and all other amounts due under the Junior Loan Documents; and (b) the Prepayment Premium described in Section 6 below, if any, it being agreed that payment of the Junior Loan under the circumstances described in this Section 3 shall be considered a voluntary prepayment for purposes of calculating the Prepayment Premium. Notwithstanding the preceding sentence, however, Lender shall have the right to waive and decline such prepayment of the Junior Loan by sending written notice to Borrower (the “Waiver of Payoff Notice”) within ten (10) days after receiving the Senior Loan Repayment Notice, in which event Borrower shall pay the Senior Loan in full without paying in full the indebtedness under this Junior Note and the other Junior Loan Documents. The sending of a Waiver of Payoff Notice by Lender shall not impair any rights of Lender with respect to any future prepayment of this Junior Note (including, without limitation, the right to collect any Prepayment Premium due under Section 6 hereof in connection with such prepayment).

Section 4.               Security; Junior Loan Documents. The security for this Junior Note includes (a) the Construction Mortgages or Leasehold Deeds of Trust, Assignments, Security Agreements and Fixture Filings (as the same may from time to time be amended, restated, modified or supplemented, collectively, the “Mortgages”) of even date herewith from Borrower to or for the benefit of Lender, conveying and encumbering Borrower’s interest in certain real and personal property more particularly described therein (the “Property”), and (b) a Lock Box, Cash Management and Disbursement Agreement (as the same may from time to time be amended, restated, modified or supplemented, the “Lock Box Agreement”) of even date herewith among Borrower, Bank of America, N.A. (in its capacity as Senior Lender), Lend Lease (US) Capital Inc., Bank of America, N.A. (in its capacity as Cash Management Agent), and Lender. This Junior Note, the Mortgages, the Lock Box Agreement and the Junior Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Junior Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Junior Note (the “Junior Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Junior Loan Document” and together the “Junior Loan Documents.”

Section 5.               Past Due Rate. So long as any Event of Default (as hereinafter defined) exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Junior Note and other amounts due under the Junior Loan Documents at a rate per annum (the “Past Due Rate”) equal to the lesser of (a) twenty three percent (23%) per annum, or (b) the Maximum Lawful Rate (as hereinafter defined).

Section 6.               Prepayment. Borrower may not prepay the principal balance of this Junior Note except as provided in this Section 6 below.

(a)           Except as provided in Section 6(c) below, Borrower shall have no right to prepay the principal balance of this Junior Note prior to the date (the “Full Disbursement

Date”) upon which the sum of Twenty Five Million and No/100 Dollars ($25,000,000) has been disbursed by Lender to Borrower pursuant to the Junior Loan Agreement.

(b)           During the period beginning on the Full Disbursement Date, Borrower shall have the right to prepay this Junior Note upon fulfillment of all the following conditions: (i) Lender shall have actually received from Borrower prior written notice of (A) Borrower’s intent to prepay, (B) the amount of principal which will be prepaid (the “Prepaid Principal”), and (C) the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $200,000 or a larger integral multiple of $200,000 (unless the prepayment retires the outstanding balance of this Junior Note in full); (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Junior Loan Documents on or before the date of prepayment but have not been paid; and (iv) simultaneously with such prepayment, Borrower shall pay to Lender the Prepayment Premium (as hereinafter defined). For purposes hereof, the “Prepayment Premium” shall mean an amount payable to Lender for the privilege of prepaying this Junior Note calculated as follows: (1) if such prepayment is made before the second (2nd) anniversary of this Junior Note, the Prepayment Premium shall be equal to five percent (5%) of the Prepaid Principal; (2) if such prepayment is made on or after the second (2nd) anniversary of this Junior Note but before the third (3rd) anniversary of this Junior Note, the Prepayment Premium shall be equal to four percent (4%) of the Prepaid Principal; (3) if such prepayment is made on or after the third (3rd) anniversary of this Junior Note but before the fourth (4th) anniversary of this Junior Note, the Prepayment Premium shall be equal to three percent (3%) of the Prepaid Principal; and (4) if such prepayment is made on or after the fourth (4th) anniversary of this Junior Note, no Prepayment Premium shall be payable.

(c)           Notwithstanding the foregoing provisions of this Section 6, the conditions set forth in clauses (i), (ii) and (iii) of Section 6(b) above shall not be applicable to prepayments of principal that result from payments made in respect of the Junior Loan Indebtedness under the Lock Box Agreement (it being expressly agreed that the Prepayment Premium shall be payable with respect thereto, except as otherwise provided in the definition of Prepayment Premium in Section 6(b) or in the last sentence of this Section 6(c)); provided, however, that Borrower shall give Lender prior written notice if Borrower elects to expedite the repayment of principal under Section 4.1(a)(xix) or Section 4.1(b)(xxi) of the Lock Box Agreement. Furthermore, notwithstanding anything contained herein to the contrary, prepayment prior to the Full Disbursement Date shall be permitted, and no Prepayment Premium shall be payable by Borrower, if and to the extent (i) such prepayment results from the exercise by Lender of the Expedited Payment Option, or (ii) such prepayment results from the application of proceeds from a Casualty or a Condemnation.

(d)           Except as otherwise expressly provided in the definition of Prepayment Premium in Section 6(b) or in Section 6(c) above, the Prepayment Premium shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Junior Note is paid prior to the scheduled Maturity Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender’s exercise of its rights upon an Event of Default and acceleration of the Maturity Date of this Junior Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Junior Loan Documents. No tender of a prepayment of this Junior Note with respect to which a Prepayment Premium is due (whether by Borrower, its successors or assigns or by anyone on behalf of Borrower) shall be effective unless such prepayment is accompanied by the Prepayment Premium.

(e)           If this Junior Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate. No Prepaid Principal may be reborrowed.

Section 7.               Late Charges. If Borrower shall fail to make any payment under the terms of this Junior Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 8.               Certain Provisions Regarding Payments. All payments made under this Junior Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Junior Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Junior Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 5:00 p.m. (Eastern time) shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Junior Note or any other Junior Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 9.               Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Junior Note:

(a)           Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Junior Note;

(b)           Any covenant, agreement or condition in this Junior Note is not fully and timely performed, observed or kept, subject to any applicable notice grace and/or cure period set forth in the Junior Loan Agreement;

(c)           An Event of Default (as therein defined) occurs under the Junior Loan Agreement or any of the other Junior Loan Documents other than this Junior Note (subject to any applicable grace or cure period).

Section 10.             Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)           Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Junior Note, and all other amounts payable hereunder and under the other Junior Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)           Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Junior Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c)           Lender may exercise any of its other rights, powers and remedies under the Junior Loan Documents or at law or in equity.

Section 11.             Remedies Cumulative. All of the rights and remedies of Lender under this Junior Note and the other Junior Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 12.             Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Junior Note or to enforce any of Lender’s rights and remedies under the Junior Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 13.             Service of Process.

(a)           Borrower hereby irrevocably designates and appoints Mr. Tom Tether, Actus Lend Lease LLC, 700 Lanidex Plaza, Parsippany, New Jersey 07054, as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Junior Note in any state or federal court sitting in the State of New York. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of New York satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

(b)           Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Junior Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (ii) serving a copy thereof upon agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Junior Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Junior Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Junior Loan Agreement.

Section 14.             Heirs, Successors and Assigns. The terms of this Junior Note and of the other Junior Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Junior Loan except as otherwise permitted under the Junior Loan Documents.

Section 15.             General Provisions. Time is of the essence with respect to Borrower’s obligations under this Junior Note. If more than one person or entity executes this Junior Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Junior Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Junior Note or any other Junior Loan Document), filing of suit and diligence in collecting this Junior Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Junior Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of New York for the enforcement of any and all obligations under this Junior Note and the other Junior Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Junior Note; (g) agree that their liability under this Junior Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Junior Note is invalid or unperfected; and (h) hereby subordinate to the Junior Loan and the Junior Loan Documents any and all rights against Borrower and any security for the payment of this Junior Note, whether by subrogation, agreement or otherwise, until this Junior Note is paid in full. A determination that any provision of this Junior Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Junior Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Junior Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Junior Note are for convenience only and shall be disregarded in construing it. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Junior Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Junior Note is payable (excluding Saturdays and Sundays). Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Junior Note is to be made. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Junior Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” References herein to particular sections of the Lock Box Agreement shall include references to successor sections if the Lock Box Agreement is amended after the date hereof.

Section 16.             Governing Law. THIS JUNIOR NOTE AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS) AND APPLICABLE UNITED STATES FEDERAL LAW. IT IS THE INTENT AND PURPOSE OF THE PARTIES HERETO THAT THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS JUNIOR NOTE.

Section 17.             Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Junior Loan Agreement regarding notices.

Section 18.             No Usury.

(a)           As indicated in Section 16 above, Borrower and Lender have agreed that the laws of the State of New York will govern, among other issues, the maximum rate or amount of interest payable on the indebtedness evidenced by this Junior Note and the Related Indebtedness (as hereinafter defined). It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Junior Note and the Related Indebtedness, even if a court disregards the agreement of the parties that the laws of the State of New York shall govern such issue. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Junior Note, any of the other Junior Loan Documents or any other communication or writing by or between

Borrower and Lender related to the transaction or transactions that are the subject matter of the Junior Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Junior Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any prepayment by Borrower of this Junior Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Junior Note and/or the Related Indebtedness (or, if this Junior Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Junior Note and the other Junior Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Junior Note has been paid in full before the end of the stated term of this Junior Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Junior Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim or counterclaim (in which event such proceeding shall be abated for such time period) seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Junior Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Junior Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Junior Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Junior Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Junior Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Junior Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)           In the event that a court should determine that the laws of the State of New York will not govern the issue of the maximum rate or amount of interest payable on the indebtedness evidenced by this Junior Note and the Related Indebtedness, then it is hereby stipulated that such issue shall be governed by the laws of the State of Virginia or, if Lender elects, the laws of such other state in which any part of the Property is located as specified by written notice from Lender to Borrower.

(c)           As used in this Junior Note:

(i)            The term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with (A) the applicable laws of the State of New York (or, if a court disregards the choice of laws of the State of New York set forth herein, the laws of such other state as determined pursuant to Section 18(b) above) or (B) United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under the laws described in the foregoing clause (A), taking into account all Charges made in connection with the transaction evidenced by this Junior Note and the other Junior Loan Documents.

(ii)           The term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Junior Note and the other Junior Loan Documents, which are treated as interest under applicable law.

(iii)          The term “Related Indebtedness” shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Junior Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Junior Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Junior Note.

(d)           Borrower agrees to pay an effective rate of interest which is the stated rate provided in this Junior Note plus any additional rate of interest resulting from any charges of interest or in the nature of interest paid or to be paid in connection with the Junior Loan Indebtedness evidenced by this Junior Note.

Section 19.             Lost Junior Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Junior Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Junior Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 20.             Method of Payment. All payments due under this Junior Note shall be made by Borrower to Lender as provided in the Junior Loan Agreement and Lock Box Agreement or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

Section 21.             Pledge to the Federal Reserve. Lender may at any time pledge or assign all or any portion of its rights under the Junior Loan Documents, which evidence and/or secure the Junior Loan, including any portion of this Junior Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Junior Loan Documents.

Section 22.             Right of Setoff. Borrower hereby grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender and its successors and/or assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral security for the Junior Loan which is evidenced by this Junior Note. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE JUNIOR LOAN WHICH IS EVIDENCED BY THIS JUNIOR NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 23.             Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS JUNIOR NOTE OR ANY OTHER JUNIOR LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE JUNIOR LOAN EVIDENCED BY THIS JUNIOR NOTE OR ENFORCEMENT OF THE JUNIOR LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE JUNIOR LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS JUNIOR NOTE AND MAKE THE JUNIOR LOAN.

Section 24.             Venue. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS JUNIOR NOTE SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND COUNTY OF NEW YORK AND EACH PARTY TO THIS JUNIOR NOTE HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS JUNIOR NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR LACKS JURISDICTION OVER SUCH PARTY. IT IS THE INTENT OF THE PARTIES HERETO THAT THE PROVISIONS OF SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS JUNIOR NOTE. HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE FOREGOING PROVISIONS, LENDER SHALL IN ALL EVENTS HAVE THE RIGHT TO FILE SUIT IN A COURT IN ANY JURISDICTION IN WHICH THE PROPERTY IS LOCATED FOR THE PURPOSE OF ENFORCING ITS RIGHTS IN RESPECT OF SUCH PROPERTY (INCLUDING, WITHOUT LIMITATION, A SUIT TO FORECLOSE UPON THE PROPERTY OR ANY PART THEREOF).

Section 25.             Limited Liability. Except as provided in that certain Guaranty and Indemnity of even date herewith executed by Actus Lend Lease LLC, a Delaware corporation, the obligations of Borrower hereunder shall be without recourse to Borrower’ members, shareholders, officers, affiliates, directors, partners, agents, employees or consultants, or any affiliate of any such person, or to the property or assets of any such person. Notwithstanding anything to the contrary herein, nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code or any similar federal or state statute to file a claim for the full amount of the obligations evidenced and secured by the Junior Loan Documents or to require that all collateral securing such obligations shall continue to secure same under the Junior Loan Documents. The foregoing will in no way limit Lender’s recourse to the collateral for the indebtedness evidenced and secured by the Junior Loan Documents following an Event of Default or limit the liability under any contract to which any affiliate of Borrower is a party and which has been assigned to Lender as collateral for the Junior Loan, including but not limited to the Construction Guaranty of Lend Lease Corporation Limited of even date herewith and any contract assigned as collateral under the Assignment of Contracts, Permits and Approvals of even date herewith executed by Borrower and the other parties thereto and the Collateral Assignment of Lodging Management Agreement.

[Signature page to Junior Loan Note]

IN WITNESS WHEREOF, Borrower has duly executed this Junior Note as of the date first above written.

Borrower:

REST EASY LLC, a Delaware limited liability company

By:	RE MANAGING MEMBER LLC,
its managing member

	By:	ACTUS LEND LEASE HOLDINGS LLC, its sole member

		By:	/s/ Marc Sierra
Marc Sierra
Executive Vice President